UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2021

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-31560	98-0648577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38/39 Fitzwilliam Square Dublin 2, Ireland	D02 NX53
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 234-3136

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.00001 per share	STX	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 13, 2021, Seagate Technology public limited company (the “Company”) and its subsidiary Seagate HDD Cayman (the “Borrower”) entered into an amendment (the “Amendment”) to the Credit Agreement, dated as of February 20, 2019, by and among the Company, the Borrower, the lenders party thereto, and The Bank of Nova Scotia, as administrative agent (as amended from time to time, the “Credit Agreement”). Pursuant to the Amendment, the revolving loan commitments were increased from $1.5 billion to $1.725 billion and the incremental commitments provisions were amended to allow the Borrower to obtain up to an additional $275 million in revolving loan commitments. The Amendment increased the applicable margin added to the interest rate for revolving loans to a range of 1.250% to 2.500% for Eurodollar loans and a range of 0.250% to 1.500% for base rate loans, in each case depending on the Company’s corporate issuer ratings. In addition, the Amendment made certain changes to the indebtedness and restricted payments covenants to make them more restrictive and added a covenant to restrict the ability of the Borrower and its subsidiaries to incur certain obligations subject to the covenants under the indentures for the Borrower’s Senior Notes (as defined in the Credit Agreement). The other material terms of the Credit Agreement remain unchanged.

In connection with the Amendment, the Company and certain subsidiaries of the Company entered into an amendment (the “Guarantee Amendment”) to the U.S. Guarantee Agreement, dated as of February 20, 2019, among the Company, the subsidiaries of the Company party thereto, and The Bank of Nova Scotia, as administrative agent (as amended, modified or otherwise supplemented from time to time, the “Guarantee Agreement”). The Guarantee Amendment amended the Guarantee Agreement to cap the amount of Indebtedness (as defined in any Senior Note Document (as defined in the Credit Agreement)) guaranteed thereby by Borrowers’ subsidiaries to an amount that is $100.0 million less than the lowest amount that would give rise to a guarantee requirement by such Borrower subsidiaries in respect of any series of Senior Notes. Such cap is effective so long as no Guarantor (as defined in the Guarantee Amendment) that is a subsidiary of the Borrower provides a guaranty of any of the Senior Notes.

Certain of the lenders under the Credit Agreement and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Borrower or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference to this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

Date: January 13, 2021	By:	/s/ Gianluca Romano
	Name:	Gianluca Romano
	Title:	Executive Vice President and Chief Financial Officer

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